EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
Wayne D. Mackie	Jim Buckley
Executive Vice President, CFO	Executive Vice President
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES FINANCIAL RESULTS
FOR SECOND QUARTER 2011

Company Continues Revenue Growth and Achieves Double-Digit Non-GAAP Operating Margin

BOSTON, July 28, 2011 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing management, economic and financial consulting services, today announced second quarter financial results for the 13 weeks ended July 2, 2011.  Second quarter revenue of $80.6 million was up 3% from the 13-week first quarter of fiscal 2011 and up 18% from the 12-week second quarter of fiscal 2010.  Non-GAAP revenue for the second quarter was $79.6 million, an increase of 3% and 20% compared to the first quarter of fiscal 2011 and the second quarter of fiscal 2010, respectively.

Net income for the second quarter of fiscal 2011 was $4.3 million, or $0.40 per diluted share. This compares to net income for the first quarter of fiscal 2011 of $4.4 million, or $0.41 per diluted share, and a net loss of $1.5 million, or $0.14 per share, for the second quarter of fiscal 2010.  Net income for the second quarter of fiscal 2011 includes a pre-tax restructuring charge of $1.0 million related to the Company’s former Houston office lease.  Non-GAAP net income for the second quarter of fiscal 2011 was $5.2 million, or $0.48 per diluted share, an increase of 20% and 159% compared to the first quarter of fiscal 2011 and the second quarter of fiscal 2010, respectively.

A complete reconciliation between revenue, net income (loss) and net income (loss) per share on a GAAP and non-GAAP basis for the second quarters of fiscal 2011 and fiscal 2010, the first quarter of fiscal 2011, and the year-to-date periods for fiscal 2011 and fiscal 2010 is provided in the financial tables at the end of this release.

Financial Results Comments

“During the second quarter, we saw a continuation of the broad-based demand for our services that we experienced in the past several quarters, and we are pleased with how our business performed,” said Paul Maleh, CRA’s President and Chief Executive Officer.  “We delivered sequential revenue growth, 74% utilization, and a second consecutive quarter of non-GAAP double-digit operating margin.  This is the first time we achieved two consecutive quarters of double-digit operating margin on a non-GAAP basis since fiscal 2007.  Our results were driven by solid companywide contributions in both our Litigation and Management Consulting businesses, particularly in our Competition, Finance, and Global Industrial Consulting practices.”

“Our efforts to broaden our client relationships and client-facing activities continued to generate a steady pipeline of new engagements,” said Maleh. “While we saw consistent activity across our global footprint, our international operations had a particularly strong quarter.  The increased international contribution further enhanced our profitability and helped to lower our overall non-GAAP income tax rate in the quarter to 37%.”

“We also began to fully benefit from being a leaner organization and from continuing to simplify our internal processes and better allocate our resources,” said Maleh. “These areas of focus, combined with our higher revenue and internal emphasis on managing expenses, contributed to lowering our non-GAAP SG&A as a percentage of revenue.  Our non-GAAP SG&A as a percentage of revenue improved to 20.8% in the quarter, compared with 21.8% in the first quarter of this year and 22.2% in the second quarter of fiscal 2010.  Additionally, during the quarter, our remaining $21.9 million of senior subordinated debentures were retired, thereby lowering our interest expense going forward.  We concluded the quarter with nearly $52 million in cash, cash equivalents and short-term investments, and the Company’s financial position remains strong.”

Outlook

“In the first half of fiscal 2011, we experienced good momentum around generating balanced and profitable growth across the Company,” Maleh said. “Our lead flow and closure rates on new engagements were steady.  As we enter the second half of the year, we continue to see positive indicators for demand across our lines of business.”

“Looking ahead, we believe CRA is well-positioned for profitable growth across the majority of our practice areas as market conditions continue to improve.  We will continue to aggressively seek rainmakers that can help drive further growth in our practices.  Overall, we remain optimistic about the growth prospects for our business in 2011,” Maleh concluded.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 9:00 a.m. ET to discuss its second quarter fiscal 2011 financial results.  To listen to a live webcast of the call, please visit the Company’s website at http://www.crai.com prior to the event’s broadcast.  To listen to the call via telephone, dial (201) 689-8881 or (877) 709-8155.  Interested parties unable to participate in the live call may access an archived version of the webcast on CRA’s website.

In combination with this press release, CRA is providing prepared remarks by its CFO Wayne Mackie under “Conference Call Materials” in the investor relations section on the Company’s website at http://www.crai.com.  These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, and financial consulting, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout North America, Europe, the Middle East, and Asia. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at http://www.crai.com.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating its results of operations.  The Company believes that presenting its financial results excluding certain restructuring costs, expenses related to the repurchase of its convertible bonds, and the results of the Company’s NeuCo subsidiary is important to investors and management because it is more indicative of the Company’s ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the second quarter of fiscal 2011, the Company has excluded certain restructuring costs and NeuCo’s results.  For the first quarter of fiscal 2011, the Company has excluded NeuCo’s results.  For the second quarter of fiscal 2010, the Company has excluded certain restructuring costs, expenses related to the repurchase of its convertible bonds, and NeuCo’s results.

Statements in this press release concerning the future business, operating results, estimated cost savings, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s stock-based compensation, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect its practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s business consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s periodic filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED JULY 2, 2011 COMPARED TO THE QUARTER ENDED MAY 14, 2010

(In thousands, except per share data)

	Quarter Ended July 2, 2011 (1)						Quarter Ended May 14, 2010 (1)
		GAAP	Adjustments to	Adjustments to		Non-GAAP		GAAP	Adjustments to	Adjustments to	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	GAAP Results	GAAP Results	Non-GAAP	% of
	Results	Revenues	(Restructuring) (2)	(NeuCo) (3)	Results	Revenues	Results	Revenues	(Restructuring) (5)	(Bond Buyback) (6)	(NeuCo) (3)	Results	Revenues

Revenues	$80,641	100.0%	$—	$1,057	$79,584	100.0%	$68,075	100.0%	$—	$—	$1,786	$66,289	100.0%
Costs of services	53,731	66.6%	—	402	53,329	67.0%	50,055	73.5%	3,687	—	473	45,895	69.2%
Gross profit (loss)	26,910	33.4%	—	655	26,255	33.0%	18,020	26.5%	(3,687)	—	1,313	20,394	30.8%

Selling, general and administrative expenses	18,688	23.2%	1,020	1,113	16,555	20.8%	17,475	25.7%	1,324	—	1,425	14,726	22.2%
Depreciation and amortization	1,252	1.6%	—	5	1,247	1.6%	1,467	2.2%	31	—	62	1,374	2.1%
Income (loss) from operations	6,970	8.6%	(1,020)	(463)	8,453	10.6%	(922)	-1.4%	(5,042)	—	(174)	4,294	6.5%

Interest and other income (expense), net	(206)	-0.3%	—	(42)	(164)	-0.2%	(1,235)	-1.8%	—	(425)	(49)	(761)	-1.1%
Income (loss) before (provision) benefit for income taxes	6,764	8.4%	(1,020)	(505)	8,289	10.4%	(2,157)	-3.2%	(5,042)	(425)	(223)	3,533	5.3%
(Provision) benefit for income taxes	(2,728)	-3.4%	379	(53)	(3,054)	-3.8%	577	0.8%	1,819	175	93	(1,510)	-2.3%
Net income (loss)	4,036	5.0%	(641)	(558)	5,235	6.6%	(1,580)	-2.3%	(3,223)	(250)	(130)	2,023	3.1%
Net (income) loss attributable to noncontrolling interest, net of tax	271	0.3%	—	271	—	0.0%	57	0.1%	—	—	57	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$4,307	5.3%	$(641)	$(287)	$5,235	6.6%	$(1,523)	-2.2%	$(3,223)	$(250)	$(73)	$2,023	3.1%

Net income per share attributable to CRA International, Inc.:
Basic	$0.40				$0.49		$(0.14)					$0.19
Diluted	$0.40				$0.48		$(0.14)					$0.19

Weighted average number of shares outstanding:
Basic	10,650				10,650		10,713					10,713
Diluted	10,820				10,820		10,713 (4)					10,856 (4)

(1) The quarter ended July 2, 2011 includes thirteen weeks of operating results and the quarter ended May 14, 2010 includes twelve weeks of operating results.

(2) During the quarter ended July 2, 2011, the Company incurred pre-tax expenses of $1.0 million and related income tax effect of $0.4 million principally associated with leased office space at the former Houston, TX office.

(3) These adjustments include activity related to NeuCo in the Company’s GAAP results.

(4) Approximately 143,000 common stock equivalents are excluded from the GAAP results because they are antidilutive in the second quarter of fiscal 2010 but they are included in the non-GAAP results because they are dilutive.

(5) During the quarter ended May 14, 2010, the Company incurred pre-tax expenses of $5.0 million and related income tax effect of $1.8 million principally associated with an employee workforce reduction designed to better align staffing levels with revenue, closing the Houston, TX office, and restructuring select practice areas.

(6) During the quarter ended May 14, 2010, the Company repurchased $15.0 million of its convertible bonds at a discount, however, under FASB Accounting Standards Codification Topic 470-20, “Debt”, this resulted in a $0.4 million loss on a pre-tax basis.

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE YEAR TO DATE PERIOD ENDED JULY 2, 2011 COMPARED TO THE YEAR TO DATE PERIOD ENDED MAY 14, 2010

(In thousands, except per share data)

	Year To Date Period Ended July 2, 2011 (1)						Year To Date Period Ended May 14, 2010 (1)
		GAAP	Adjustments to	Adjustments to		Non-GAAP		GAAP	Adjustments to	Adjustments to	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	GAAP Results	GAAP Results	Non-GAAP	% of
	Results	Revenues	(Restructuring) (2)	(NeuCo) (3)	Results	Revenues	Results	Revenues	(Restructuring) (5)	(Bond Buyback) (6)	(NeuCo) (3)	Results	Revenues

Revenues	$159,248	100.0%	$—	$2,690	$156,558	100.0%	$126,921	100.0%	$—	$—	$2,870	$124,051	100.0%
Costs of services	105,291	66.1%	—	789	104,502	66.7%	90,509	71.3%	3,687	—	847	85,975	69.3%
Gross profit (loss)	53,957	33.9%	—	1,901	52,056	33.3%	36,412	28.7%	(3,687)	—	2,023	38,076	30.7%

Selling, general and administrative expenses	36,516	22.9%	1,020	2,129	33,367	21.3%	33,269	26.2%	1,324	—	2,580	29,365	23.7%
Depreciation and amortization	2,551	1.6%	—	15	2,536	1.6%	2,725	2.1%	31	—	103	2,591	2.1%
Income (loss) from operations	14,890	9.4%	(1,020)	(243)	16,153	10.3%	418	-0.3%	(5,042)	—	(660)	6,120	4.9%

Interest and other income (expense), net	(662)	-0.4%	—	(85)	(577)	-0.4%	(2,040)	-1.6%	—	(425)	(79)	(1,536)	-1.2%
Income (loss) before (provision) benefit for income taxes and noncontrolling interest	14,228	8.9%	(1,020)	(328)	15,576	9.9%	(1,622)	-1.3%	(5,042)	(425)	(739)	4,584	3.7%
(Provision) benefit for income taxes	(5,731)	-3.6%	379	(114)	(5,996)	-3.8%	141	0.1%	1,819	175	262	(2,115)	-1.7%
Net income (loss)	8,497	5.3%	(641)	(442)	9,580	6.1%	(1,481)	-1.2%	(3,223)	(250)	(477)	2,469	2.0%
Net (income) loss attributable to noncontrolling interest, net of tax	245	0.2%	—	245	—	0.0%	224	0.2%	—	—	224	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$8,742	5.5%	$(641)	$(197)	$9,580	6.1%	$(1,257)	-1.0%	$(3,223)	$(250)	$(253)	$2,469	2.0%

Net income per share attributable to CRA International, Inc.:
Basic	$0.82				$0.90		$(0.12)					$0.23
Diluted	$0.81				$0.89		$(0.12)					$0.23

Weighted average number of shares outstanding:
Basic	10,632				10,632		10,683					10,683
Diluted	10,810				10,810		10,683 (4)					10,846 (4)

(1) The year to date period ended July 2, 2011 includes twenty-six weeks of operating results and the year to date period ended May 14, 2010 includes twenty-four weeks of operating results.

(2) During the quarter ended July 2, 2011, the Company incurred pre-tax expenses of $1.0 million and related income tax effect of $0.4 million principally associated with leased office space at the former Houston, TX office.

(3) These adjustments include activity related to NeuCo in the Company’s GAAP results.

(4) Approximately 163,000 common stock equivalents are excluded from the GAAP results because they are antidilutive in the fiscal year to date period ended May 14, 2010 but they are included in the non-GAAP results because they are dilutive.

(5) During the fiscal year to date period ended May 14, 2010, the Company incurred pre-tax expenses of $5.0 million and related income tax effect of $1.8 million principally associated with an employee workforce reduction designed to better align staffing levels with revenue, closing the Houston, TX office, and restructuring select practice areas.

(6) During the fiscal year to date period ended May 14, 2010, the Company repurchased $15.0 million of its convertible bonds at a discount, however, under FASB Accounting Standards Codification Topic 470-20, “Debt”, this resulted in a $0.4 million loss on a pre-tax basis.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED JULY 2, 2011 COMPARED TO THE QUARTER ENDED APRIL 2, 2011

(In thousands, except per share data)

	Quarter Ended July 2, 2011 (1)						Quarter Ended April 2, 2011 (1)
		GAAP	Adjustments to	Adjustments to		Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results	Revenues	(Restructuring) (2)	(NeuCo) (3)	Results	Revenues	Results	Revenues	(NeuCo) (3)	Results	Revenues

Revenues	$80,641	100.0%	$—	$1,057	$79,584	100.0%	$78,607	100.0%	$1,633	$76,974	100.0%
Costs of services	53,731	66.6%	—	402	53,329	67.0%	51,560	65.6%	387	51,173	66.5%
Gross profit (loss)	26,910	33.4%	—	655	26,255	33.0%	27,047	34.4%	1,246	25,801	33.5%

Selling, general and administrative expenses	18,688	23.2%	1,020	1,113	16,555	20.8%	17,828	22.7%	1,016	16,812	21.8%
Depreciation and amortization	1,252	1.6%	—	5	1,247	1.6%	1,299	1.7%	10	1,289	1.7%
Income (loss) from operations	6,970	8.6%	(1,020)	(463)	8,453	10.6%	7,920	10.1%	220	7,700	10.0%

Interest and other income (expense), net	(206)	-0.3%	—	(42)	(164)	-0.2%	(456)	-0.6%	(43)	(413)	-0.5%
Income (loss) before (provision) benefit for income taxes	6,764	8.4%	(1,020)	(505)	8,289	10.4%	7,464	9.5%	177	7,287	9.5%
(Provision) benefit for income taxes	(2,728)	-3.4%	379	(53)	(3,054)	-3.8%	(3,003)	-3.8%	(61)	(2,942)	-3.8%
Net income (loss)	4,036	5.0%	(641)	(558)	5,235	6.6%	4,461	5.7%	116	4,345	5.6%
Net (income) loss attributable to noncontrolling interest, net of tax	271	0.3%	—	271	—	0.0%	(26)	0.0%	(26)	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$4,307	5.3%	$(641)	$(287)	$5,235	6.6%	$4,435	5.6%	$90	$4,345	5.6%

Net income per share attributable to CRA International, Inc.:
Basic	$0.40				$0.49		$0.42			$0.41
Diluted	$0.40				$0.48		$0.41			$0.40

Weighted average number of shares outstanding:
Basic	10,650				10,650		10,613			10,613
Diluted	10,820				10,820		10,798			10,798

(1) The quarter ended July 2, 2011 and April 2, 2011 includes thirteen weeks of operating results, respectively.

(2) During the quarter ended July 2, 2011, the Company incurred pre-tax expenses of $1.0 million and related income tax effect of $0.4 million principally associated with leased office space at the former Houston, TX office.

(3) These adjustments include activity related to NeuCo in the Company’s GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 2,	January 1,
	2011	2011

Assets
Cash and cash equivalents and short-term investments	$51,645	$87,505
Accounts receivable and unbilled, net	99,181	82,695
Other current assets	28,156	21,830
Total current assets	178,982	192,030

Property and equipment, net	20,207	17,618
Goodwill and intangible assets, net	144,971	143,828
Other assets	16,843	13,889
Total assets	$361,003	$367,365

Liabilities and shareholders’ equity
Current liabilities	$74,094	$91,497
Long-term liabilities	18,973	20,444
Total liabilities	93,067	111,941

Total shareholders’ equity	267,936	255,424
Total liabilities and shareholders’ equity	$361,003	$367,365